===========================================================================


                          STOCK PURCHASE AGREEMENT


                               BY AND BETWEEN


                      NEW ENGLAND BUSINESS SERVICE, INC.


                                    AND


                                 ROMO CORP.








                                May 1, 1998




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


                     STOCK PURCHASE AGREEMENT


     Agreement entered into on May 1, 1998, by and among NEW ENGLAND BUSINESS SERVICE, INC., a Delaware corporation (the "Buyer"), and ROMO CORP., a Colorado corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                            WITNESSETH:

     WHEREAS, the Seller owns all of the issued and outstanding capital stock of McBee Systems, Inc., a Colorado corporation ("McBee"); and

     WHEREAS, McBee produces and sells checks, accounting forms, and other printed materials; and

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of such issued and outstanding capital stock of McBee in return for cash and the Buyer Stock (if any);

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereto, intending to become legally bound, hereby agree as follows.

                                 ARTICLE I

                               DEFINITIONS

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, determined after taking into consideration all proceeds of insurance collected by or paid to the Indemnified Party.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Agreement" means this Stock Purchase Agreement between the Parties, as the same may be amended from time to time in accordance with the provisions of Section 11.09 below.

     "Asset Purchase Agreement" means that certain agreement by and among the Buyer, the Seller, NEBS Business Forms Ltd. and McBee Canada, dated the date hereof, by which NEBS Business Forms Ltd. agrees to buy substantially all of the assets, and assume specified liabilities, of McBee Canada.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that reasonably forms the basis for any specified consequence.

     "Business Day" means any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Stock" has the meaning set forth in Section 2.02 below.

     "Closing" has the meaning set forth in Section 2.03 below.

     "Closing Balance Sheet" has the meaning set forth in Section 2.05 below.

     "Closing Date" has the meaning set forth in Section 2.03 below.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of
1986.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combined Adjusted Net Equity" has the meaning set forth in Section
2.05 below.

     "Combined Cash Payment" has the meaning set forth in Section 2.05 below.

     "Commission" means the Securities and Exchange Commission.

     "Confidential Information" means any information concerning the businesses and affairs of McBee that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

     "Disclosure Schedule" has the meaning set forth in the preamble to
Article III below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fair Value" means the average of the closing price of a share of Buyer Stock for the twenty (20) successive trading days ending on and including the third trading day preceding the Closing Date, as reported by the New York Stock Exchange.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Final Auditor" has the meaning set forth in Section 2.05 below.

     "Final Determination" has the meaning set forth in Section 2.05 below.

     "Financial Statements" has the meaning set forth in Section 4.07 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 8.04 below.

     "Indemnifying Party" has the meaning set forth in Section 8.04 below.

"Initial Purchase Price" has the meaning set forth in Section 2.02 below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Interim Balance Sheet" has the meaning set forth in Section 2.05 below.

     "Knowledge" means actual knowledge without any implied duty to investigate.

     "Lease Agreement" means the agreement attached hereto as Exhibit G-2.

     "Letter of Interest" means that certain letter agreement between the Parties dated September 30, 1997.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" means a material adverse effect on the business or financial condition of McBee taken as a whole.

     "McBee" has the meaning set forth in the preface above.

     "McBee Canada" means McBee Systems of Canada, Inc., an Ontario corporation.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in
Section 4.07 below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section
4.07 below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section
4.07 below.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Purchased Share" means any share of the common stock, par value $1.00 per share, of McBee.

     "Registration Expenses" has the meaning set forth in Section 6.08 below.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Seller Stockholder" means each of the Persons identified on Exhibit B hereto.

     "Seller Stockholders Agreement" means the agreement attached hereto as Exhibit G-1.

     "Seller's Knowledge" means the Knowledge of any of the following individuals: H. Rex Martin, Abraham M. Zeiderman, Mary Susan Jensen, John Paukstis, Robert Kane, David Cohen or William Harding.

     "Selling Expenses" has the meaning set forth in Section 6.08 below.

     "Stockholders' Representative" means the President of the Seller, or any successor thereto serving in accordance with the Seller Stockholders Agreement.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 8.04 below.

     "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section Section 2101-2109, and related regulations.

     "Year 2000 Compliant" means that the applicable Person's computer hardware, software, and other computer or information systems (whether owned, leased, licensed, or otherwise operated by such Person) will not terminate operations, malfunction, or otherwise produce any invalid or incorrect data or information as a result of the input of date data that includes the year 2000 or later years, or as a result of the passage of time from the year 1999 to the year 2000.

                                ARTICLE II

                 PURCHASE AND SALE OF PURCHASED SHARES

     2.01 Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Purchased Shares, for the consideration specified below in this Article II.

     2.02 Initial Purchase Price. The Buyer agrees to pay to the Seller at the Closing $58,000,000.00 (the "Initial Purchase Price") as follows: (i) by delivery, at the Buyer's sole discretion, of either cash in the amount of $12,600,000, or shares of common stock, $1.00 par value per share, of the Buyer having an aggregate Fair Value equal to $12,600,000 (the "Buyer Stock"), and (ii) by delivery of cash for the balance of the Initial Purchase Price payable by wire transfer or delivery of other immediately available funds, after giving credit for the $250,000 deposit previously made by the Buyer to the Seller upon execution of the Letter of Interest and to be retained by the Seller upon the Closing hereof.

     2.03 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hill & Barlow in Boston, Massachusetts, commencing at 9:00 a.m. local time on May 22, 1998, or, if later, but subject to the provisions of Section 10.01 below, the third Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

     2.04 Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7.01 below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7.02 below, (iii) the Seller will deliver to the Buyer stock certificates representing all of the Purchased Shares, if any, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in Section
2.02 above.

     2.05 Adjustments to Initial Purchase Price. The Initial Purchase Price payable hereunder and under the Asset Purchase Agreement (the "Combined Cash Payment") shall be subject to adjustment after the Closing Date as follows:

     (a) Following the Closing Date, the Buyer shall prepare a balance sheet for each of McBee and McBee Canada, together with a combined balance sheet for McBee and McBee Canada, for the period ended on the Closing Date (such combined balance sheet to be referred to as the "Closing Balance Sheet"), prepared in accordance with GAAP (excluding footnote requirements) reflecting consistent methodology and practices regarding the establishment of balance sheet reserves and liabilities and in a manner consistent with the August 23, 1997 separate and combined balance sheets of McBee and McBee Canada (included on Exhibit A hereto) (such combined balance sheet to be referred to as the "Interim Balance Sheet"), together with a schedule computing Combined Adjusted Net Equity (as defined below) based upon the Closing Balance Sheet. Following the preparation of the Closing Balance Sheet and the computation of Combined Adjusted Net Equity, which Buyer shall use its commercially reasonable efforts to complete within 45 calendar days after the Closing Date, the Buyer shall deliver to the Seller a true and complete copy of such Closing Balance Sheet and computation of Combined Adjusted Net Equity. The Buyer shall permit the Seller to review all work papers and computations used by the Buyer in preparing such Closing Balance Sheet and in computing such Combined Adjusted Net Equity. Within twenty-one (21) calendar days following the date of delivery of such Closing Balance Sheet to the Seller, the Seller shall either accept the Closing Balance Sheet and Combined Adjusted Net Equity based thereon, or shall propose adjustments thereto; provided that if the Seller does not propose adjustments within such 21-day period, the Seller shall be deemed to have accepted the Closing Balance Sheet and Combined Adjusted Net Equity based thereon. If the Seller accepts (or is seemed to have accepted) the Closing Balance Sheet and Combined Adjusted Net Equity based thereon, such determination of Combined Adjusted Net Equity shall become the "Final Determination". If the Seller shall propose adjustments to Combined Adjusted Net Equity, and should the Buyer and the Seller fail to agree on all of the Seller's proposed adjustments within ten
(10) Business Days following the date of delivery by the Seller of notice of such proposed adjustments, the Parties shall request Price Waterhouse LLP or, in the event that such firm is unavailable to accept this assignment, such other nationally recognized firm of auditors as the Parties mutually agree (the "Final Auditor") to prepare and deliver to the Buyer and the Seller (i) a final Closing Balance Sheet in accordance with the terms hereof, adjusting only items in dispute between the Buyer and the Seller, and (ii) the Final Determination of the Combined Adjusted Net Equity of McBee on the Closing Date as reflected in such final Closing Balance Sheet, which Final Determination shall be binding upon the Buyer and the Seller. Fees for the services of the Final Auditor shall be paid equally by the Buyer and the Seller.

     (b) Upon Final Determination, if the amount of the Final Determination is less than $15,597,678 (such amount representing Combined Adjusted Net Equity as reflected in the Interim Balance Sheet), the Combined Cash Payment shall thereupon be reduced dollar for dollar to the extent that the Combined Adjusted Net Equity on the Closing Date as so finally determined is less than $15,597,678, and the Seller shall immediately remit to the Buyer the amount of such deficiency by wire transfer in immediately available funds to a bank account designated in writing by the Buyer.

     (c) For purposes of this Section 2.05, "Combined Adjusted Net Equity" shall mean the sum, after eliminations, of McBee's and McBee Canada's (i) total stockholders' equity and (ii) payables to the Seller (including long-term note payable, income taxes payable and deferred tax liabilities and all tax liabilities of McBee Canada accrued on the Closing Balance Sheet and not assumed by NEBS Business Forms Ltd. under the Asset Agreement), less (iii) the sum of receivables from the Seller (including income tax assets, deferred tax assets and all tax assets of McBee Canada included on the Closing Balance Sheet but not purchased by NEBS Business Forms Ltd. under the Asset Agreement); where all such terms refer to amounts categorized and determined consistently with the Interim Balance Sheet, as adjusted in accordance with Section 2.05(a).

2.06 Intercompany Obligations. Upon consummation of the Closing, all of McBee's payables to the Seller and receivables from the Seller, including without limitation with respect to income tax obligations or assets of the Seller, shall be cancelled and be of no further force and effect.

                               ARTICLE III

        REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

     3.01 Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3.01 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.01), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections corresponding to the lettered and numbered sections in this Agreement which require the disclosure. Any matter disclosed in one section of the Disclosure Schedule may be cross-referenced in other sections of the Disclosure Schedule, and upon such cross-referencing shall be deemed disclosed for all purposes of the section of the Disclosure
Schedule in which such cross-reference is contained to the extent (i) this Agreement requires such disclosure and (ii) the relevance and significance of such disclosure is evident from such disclosure or cross-reference.

     (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

     (b) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and the documents and certificates delivered in connection herewith and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than the filings required by the Hart-Scott-Rodino Act.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or any provision of the Seller's charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

     (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or McBee could become liable or obligated.

     (e) Seller Stockholders. The Persons identified on Exhibit B hereto are residents of the states indicated on such Exhibit B and own beneficially all of the issued and outstanding shares of capital stock of the Seller in the amounts set forth therein.

     (f) Stockholders' Representative. Each of the Seller Stockholders has duly, validly and irrevocably appointed the President of the Seller as the Stockholder's Representative by means of an enforceable general power of attorney coupled with an interest, with full power of substitution, and in accordance with such appointment the Stockholders' Representative has the full power and authority to execute and deliver any amendments, modifications or waivers of the Seller Stockholders Agreement on behalf of each such Seller Stockholder, and in connection therewith to dispute or refrain from disputing, negotiate and compromise, execute any settlement agreement or release or other document in connection with any dispute, or otherwise take any action in connection with such agreements as the Stockholders' Representative shall in its sole discretion determine to be appropriate. The Buyer and its representatives may rely on the authority of the Stockholders' Representative in respect of any action taken by it, without any liability to, or obligation to inquire of, any of the Seller Stockholders, notwithstanding any notice to the contrary by any Seller Stockholder after the date hereof.

     (g) Investment. The Seller (i) understands that the Buyer Stock has not been registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Stock, (v) is able to bear the economic risk inherent in holding the Buyer Stock, and (vi) is an Accredited Investor.

     (h) Purchased Shares. The Seller holds of record and owns beneficially all of the Purchased Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of McBee (other than this Agreement).

     3.02 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this
Section 3.02 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.02).

     (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware

     (b) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and the documents and certificates delivered in connection herewith and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than the filings required by the Hart-Scott-Rodino Act.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except that the consent of the Buyer's lender is required.

     (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     (e) Investment. The Buyer is not acquiring the Purchased Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     (f) Financial Statements. Attached hereto as Exhibit C are the following financial statements of the Buyer: (i) audited balance sheets and statements of income, stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1995, June 29, 1996 and June 28, 1997; and
(ii) an unaudited balance sheet and statement of income and cash flow as of and for the period ended March 28, 1998. The financial statements attached hereto as Exhibit C (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, present fairly the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods and are correct and complete; provided, however, that the unaudited financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (g) Capitalization of Buyer. As of April 30, 1998, the Buyer had duly authorized 40 million shares of common stock, $1.00 par value per share, of which 13,845,797 shares were issued and outstanding and 2,756,610 shares were reserved for issuance for various corporate purposes, and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which was issued and outstanding.

     (h) Buyer Stock. The shares of Buyer Stock to be issued to the Seller hereunder will, when so issued, be duly authorized, validly issued and outstanding and fully paid and non-assessable.

     (i) Buyer SEC Reports. The Buyer has previously furnished the Seller and the Seller Stockholders with true and complete copies of the Buyer's Annual Report on Form 10-K for the year ended June 28, 1997, its proxy statement for the Annual Meeting of Stockholders held October 24, 1997, all communications mailed by the Buyer to its stockholders since June 28, 1997, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed after June 29, 1997. The financial statements and schedules of the Buyer contained in said reports (or incorporated therein by reference) were prepared in accordance with GAAP applied on a consistent basis except as noted therein, and fairly present the information purposed to be shown therein. Such proxy statement and stockholder communications, Annual Report on Form 10-K, Current Reports on Form 8-K, and Quarterly Reports on Form 10-Q did not, on the date of mailing in the case of such proxy statement and stockholder communications, and on the date of filing in the case of such reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has timely filed all proxy statements, Annual Reports on Form 10-K,

Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, and other statements and reports required to be filed under the Securities Act and the Securities Exchange Act of 1934, as amended, and as of their respective dates all such statements and reports complied in all material respects with the published rules and regulations of the Commission with respect thereto.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES CONCERNING McBEE

The Seller represents and warrants to the Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Disclosure Schedule.

     4.01 Organization, Qualification, and Corporate Power. McBee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. McBee is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each jurisdiction in which McBee is authorized to conduct business is identified in Section 4.01 of the Disclosure Schedule. McBee has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.01 of the Disclosure Schedule lists the directors and officers of McBee. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of McBee (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of McBee are correct and complete. McBee is not in default under or in violation of any provision of its charter or bylaws.

     4.02 Capitalization. The entire authorized capital stock of McBee consists of 100,000 shares of common stock, par value $0.01 per share, of which 50,000 shares are issued and outstanding and no shares are held in treasury. All of the Purchased Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require McBee to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to McBee. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of McBee.

     4.03 Noncontravention. Neither the execution and the delivery of this Agreement or any other document or certificate executed and delivered in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, upon and subject to compliance with the Hart-Scott-Rodino Act, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which McBee is subject or any provision of the charter or bylaws of McBee, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which McBee is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Neither the Seller nor McBee needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.04 Brokers' Fees. McBee has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.05 Title to Assets. McBee has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet (including such items as have been fully expensed) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     4.06 Subsidiaries. McBee has no subsidiaries and does not own, directly or indirectly, any of the capital stock or beneficial interest of any Person.

     4.07 Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"):
(i) audited combined balance sheets and statements of income, shareholders' investment and cash flows as of and for the fiscal years ended December 28, 1996 and December 27, 1997 (the "Most Recent Fiscal Year End") for McBee;
(ii) unaudited separate and combined balance sheets and statements of income, shareholders' investment and cash flows (the "Most Recent Financial Statements") as of and for the three months ended March 28, 1998 (the "Most Recent Fiscal Month End") for McBee; and (iii) the unaudited Interim Balance Sheet. The Financial Statements (including the notes thereto) present fairly the financial position of McBee as of such dates and the results of operations of McBee for such periods in conformity with GAAP; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not, as they relate to periods prior to March 28, 1998, be material individually or in the aggregate) and lack footnotes and other presentation items.

     4.08 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of McBee. Without limiting the generality of the foregoing, since that date:

(a) McBee has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than (i) in the Ordinary Course of Business, (ii) where any such transaction was with an Affiliate of McBee, for a fair consideration, and (iii) transactions which are, singly and in the aggregate, immaterial;

     (b) McBee has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $250,000 or outside the Ordinary Course of Business or, in the case of any such transaction with an Affiliate, other than for a fair consideration;

     (c) no party (including McBee) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which McBee is a party or by which it is bound;

     (d) McBee has not imposed any Security Interest upon any of its assets, tangible or intangible;

     (e) McBee has not made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the Ordinary Course of Business;

     (f) McBee has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

     (g) McBee has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations involving more than $100,000 singly or $250,000 in the aggregate (other than indebtedness for money borrowed from the Seller, consistent with past practices);

     (h) McBee has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (i) McBee has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

     (j) McBee has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

     (k) there has been no change made or authorized in the charter or bylaws of McBee;

     (l) McBee has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (m) McBee has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (n) McBee has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

     (o) McBee has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business, and McBee has not engaged in any transaction which gives rise to an intercompany obligation between McBee and the Seller or any of the Seller's Affiliates (other than payables to and receivables from the Seller which shall be cancelled at the Closing in accordance with
Section 2.06 above);

     (p) McBee has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

     (q) McBee has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

     (r) McBee has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

     (s) McBee has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

     (t) McBee has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

     (u) to Seller's Knowledge, except as expressly contemplated by this Agreement or the Disclosure Schedule, there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving McBee; and

     (v)     McBee has not committed to any of the foregoing.

     4.09 Undisclosed Liabilities. McBee has no Liability which must be shown on the face of a balance sheet prepared in accordance with GAAP (and to the Seller's Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to such Liability), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     4.10 Legal Compliance. Each of McBee and its Affiliates for whose actions McBee may be responsible has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including specifically all laws governing the escheat of unclaimed property, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Notwithstanding the information set forth in Section 4.10 of the Disclosure Schedule, the escheat obligations of McBee and its Affiliates for whose actions McBee may be responsible do not exceed the accruals therefor.

     4.11     Tax Matters.

     (a) McBee has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by McBee (whether or not shown on any Tax Return) have been paid or accrued. McBee is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where McBee does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of McBee that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) McBee has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There is no dispute or claim concerning any Tax Liability of McBee either (i) claimed or raised by any authority in writing or (ii) to Seller's Knowledge or the Knowledge of any employee of the Seller or McBee with functional responsibility for Tax matters, based upon personal contact with any agent of such authority. Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to McBee for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller (with respect to McBee) since December 31, 1993.

     (d) McBee has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) McBee has not filed a consent under Code Section 341(f) concerning collapsible corporations. McBee has not made any payments, is not obligated to make any payments, nor is McBee a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G. McBee has not been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). McBee has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. McBee is not a party to any Tax allocation or sharing agreement. McBee (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or (ii) has no Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (f) The unpaid Taxes of McBee (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of McBee in filing its Tax Returns.

     4.12     Real Property.

     (a) Section 4.12(a) of the Disclosure Schedule lists and describes briefly all real property that McBee owns. With respect to each such parcel of owned real property:

     (i) McBee has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

     (ii) there are no pending or, to Seller's Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

     (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

     (iv) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

     (v) there are no material leases, subleases, licenses, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

     (vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

     (vii) there are no parties (other than McBee) in possession of the parcel of real property;

     (viii) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

     (ix) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

     (b) Section 4.12(b) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to McBee. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 4.12(b) of the Disclosure Schedule. With respect to each lease and sublease required to be listed in
Section 4.12(b) of the Disclosure Schedule:

     (i) the lease or sublease is legal, valid, binding and enforceable against McBee and, to Seller's Knowledge, against any third parties thereto, and is in full force and effect;

     (ii) the lease or sublease will continue to be legal, valid, binding and enforceable against McBee and, to Seller's Knowledge, against any third parties thereto, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

     (iii) neither McBee nor, to McBee's or the Seller's Knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (iv) neither McBee nor, to McBee's or the Seller's Knowledge, any other party to the lease or sublease has repudiated any provision thereof;

     (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

     (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

     (vii) McBee has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations; and

     (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities, and each such facility abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable appurtenant easement benefiting the owner of such facility, and access to each such facility is provided by paved public right-of-way with adequate curb cuts available.

     4.13     Intellectual Property.

     (a)     McBee has the sole and exclusive right to use the name "McBee
Systems."

     (b) Except where failure to do so would not result, either individually or in the aggregate, in a Material Adverse Effect, McBee owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by McBee immediately prior to the Closing hereunder will be owned or available for use by McBee on identical terms and conditions immediately subsequent to the Closing hereunder. McBee has taken all commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

     (c) McBee has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of McBee has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that McBee must license or refrain from using any Intellectual Property rights of any third party) which has not been finally resolved. To the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of McBee, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of McBee.

     (d) Section 4.13(d) of the Disclosure Schedule identifies each patent, copyright and trademark registration which has been issued to McBee with respect to any of its Intellectual Property, identifies each pending patent, copyright or trademark application or application for registration which McBee has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which McBee has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, trademark or copyright registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.13(d) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by McBee in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4.13(d) of the Disclosure Schedule:

     (i) McBee possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

     (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

     (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

     (iv) McBee has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (e) Section 4.13(e) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that McBee uses pursuant to license, sublicense, agreement, or permission, including specifically any item of such Intellectual Property owned by any Affiliate of McBee. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.13(e) of the Disclosure Schedule:

     (i)     the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

     (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

     (iii) neither McBee nor, to McBee's or the Seller's Knowledge, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (iv) neither McBee nor, to McBee's or the Seller's Knowledge, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

     (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

     (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

     (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

     (viii) McBee has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (f) Section 4.13(f) of the Disclosure Schedule sets forth in detail (i) McBee's current status with respect to becoming Year 2000 Compliant (including, without limitation, a list of compliant and non-compliant software currently used by McBee), (ii) the remedial actions being taken and planned to be taken by McBee to become Year 2000 Compliant, and (iii) the estimated person-hours and costs, and the personnel and resources, expected to be associated with taking the actions described in clause (ii). To the Seller's Knowledge and reasonable belief, and to the Knowledge and reasonable belief of any employee of the Seller or McBee with functional responsibility for Year 2000 compliance matters, the remedial actions described pursuant to clause (ii) above are sufficient to cause McBee to become Year 2000 Compliant to the extent necessary to carry on its business on and after January 1, 2000 as such business is presently conducted.

     4.14 Tangible Assets. The buildings, machinery, equipment, and other tangible assets owned or leased by McBee are reasonably sufficient for the conduct of McBee's businesses as presently conducted. To Seller's Knowledge, each such tangible asset is in reasonably good operating condition and repair (subject to normal wear and tear).

     4.15 Inventory. McBee's inventory consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods reasonably expected to be used in the Ordinary Course of Business, subject only to the reserve for inventory write-down as reflected in the Most Recent Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP.

     4.16 Contracts. Section 4.16 of the Disclosure Schedule lists the following contracts and other agreements to which McBee is a party:

     (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

     (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $200,000;

     (c)     any agreement concerning a partnership or joint venture;

     (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     (e) any agreement concerning confidentiality or noncompetition, or which otherwise restricts in any material manner the free use by McBee of its assets or data made available to it in the Ordinary Course of Business;

     (f) any agreement with any of the Seller, any Seller Stockholder, or any Affiliates thereof (other than McBee);

     (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of McBee's current or former directors, officers, and employees, or for which McBee may otherwise be solely or jointly liable;

     (h)     any collective bargaining agreement;

     (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

     (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

     (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of McBee;

     (l) all contracts to which the Seller or its Affiliates (other than McBee) is a party and which provides a material benefit or detriment to McBee; and

     (m) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $200,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement (as amended to date) listed in Section 4.16 of the Disclosure Schedule. With respect to each agreement required to be identified in Section 4.16 of the Disclosure Schedule: (w) the agreement is legal, valid, binding, enforceable, and in full force and effect; (x) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (y) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (z) neither the Seller nor McBee nor, to McBee's or the Seller's Knowledge, any other party has repudiated any provision of the agreement.

     4.17 Notes and Accounts Receivable. All notes and accounts receivable of McBee are reflected properly on its books and records, and are receivables incurred in the Ordinary Course of Business, subject only to the reserve for bad debts and returns and allowances reflected in the Most Recent Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP.

     4.18 Powers of Attorney and Banking Matters. There are no outstanding powers of attorney executed on behalf of McBee. Section 4.18 of the Disclosure Schedule sets forth and describes all arrangements which McBee has with any banking institution, and identifies the Person or Persons authorized to make deposits, withdrawals, or otherwise take actions in respect thereof.

     4.19 Insurance. Section 4.19 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, automobile, casualty, liability, umbrella, and workers' compensation coverage and bond and surety arrangements) to which McBee has been a party, a named insured, or otherwise the beneficiary of coverage at any time since July 1, 1993:

     (a)     the name, address, and telephone number of the agent;

     (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

     (c)     the policy number and the period of coverage;

     (d) the general type of coverage (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including any deductibles and ceilings) of coverage; and

     (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each insurance policy required to be disclosed in Section
4.19 of the Disclosure Schedule: (i) the policy is legal, valid, binding, and enforceable by and in favor of McBee, and in full force and effect;
(ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, and will provide coverage to McBee following the Closing Date for claims relating to the period prior to the Closing Date; (iii) neither the Seller nor McBee nor, to McBee's or the Seller's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Section 4.19 of the Disclosure Schedule describes any self-insurance or co-insurance arrangements affecting McBee.

     4.20 Litigation. Section 4.20 of the Disclosure Schedule sets forth each instance in which McBee (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) to McBee's or the Seller's Knowledge, is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     4.21 Product Warranty. To Seller's Knowledge, each product manufactured, sold, leased, or delivered by McBee has been in conformity with all applicable contractual commitments and all express and implied warranties, and McBee has no Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with McBee's past custom and practice. Section 4.21 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for McBee (containing applicable guaranty, warranty, and indemnity provisions).

     4.22 Product Liability. To McBee's and the Seller's Knowledge, McBee has no Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by McBee.

     4.23 Employees. To the Seller's Knowledge, and to the Knowledge of any employee of the Seller or McBee with functional responsibility for employment matters, no executive, key employee, or group of employees has any plans to terminate employment with McBee. McBee is not a party to or bound by any collective bargaining agreement, nor has McBee experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. McBee has not committed any unfair labor practice. None of the Seller and the directors and officers (and employees with responsibility for employment matters) of McBee has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of McBee.

     4.24     Employee Benefits.

     (a) Section 4.24 of the Disclosure Schedule lists each Employee Benefit Plan that either of the Seller or McBee maintains or to which McBee contributes, and in which employees or former employees of McBee participates.

     (i)     Each Employee Benefit Plan required to be listed in Section
4.24 of the Disclosure Schedule (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

     (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

     (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with McBee's past custom and practice. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

     (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
Section 401(a).

     (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

     (vi) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     (b) With respect to each Employee Benefit Plan that McBee and the Controlled Group of Corporations which includes McBee maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

     (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

     (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to McBee's or the Seller's Knowledge, threatened. None of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of McBee and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

     (iii) McBee has not incurred, and none of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of McBee has any reason to expect that McBee will incur, any Liability to the PBGC

(other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (c) Neither McBee nor any member of the Controlled Group of Corporations that includes McBee contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

     (d) McBee neither maintains nor ever has maintained nor contributes, nor ever has contributed, nor ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

     4.25 Guaranties. McBee is not a guarantor or co-borrower in respect of any Liability or obligation and is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     4.26     Environment, Health, and Safety.

     (a) Each of McBee and its predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of McBee and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (b) McBee and its Subsidiaries have no Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (c) There are no underground storage tanks on any premises owned by or leased to McBee.

     (d) All properties and equipment used in the business of McBee, its predecessors and Affiliates have been free of PCBs, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, Extremely

Hazardous Substances and, to the Seller's Knowledge and the Knowledge of employees of the Seller and McBee with functional responsibility for environmental matters, asbestos which is friable or otherwise requires removal or notification of any hazard to any Person.

     4.27 Certain Business Relationships with McBee. None of the Seller and its Affiliates (other than McBee) are involved in any business arrangement or relationship with McBee, the continuation of which is material to the business and operations of McBee, and none of the Seller and its Affiliates (other than McBee) owns any asset, tangible or intangible, which is used in the business of McBee and is material to the business and operations of McBee. There are no intercompany obligations between McBee and the Seller or any of the Seller's Affiliates, other than
(i) payables to and receivables from the Seller which shall be cancelled at the Closing in accordance with Section 2.06 above, and (ii) rent accrued in respect of the property which is the subject of the Lease Agreement.

     4.28 Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                 ARTICLE V

                         PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     5.01 General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

     5.02 Notices and Consents. The Seller will cause McBee to give any notices to third parties, and will cause McBee to use its commercially reasonable efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 4.03 above. Each of the Parties will (and the Seller will cause McBee to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.01(b),
Section 3.02(b), and Section 4.03 above. Without limiting the generality of the foregoing, each of the Parties will file (and the Seller will cause McBee to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain (and the Seller will cause McBee to use its best efforts to obtain) an early termination of the applicable waiting period, and will make

 (and the Seller will cause McBee to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     5.03 Operation of Business. The Seller will cause McBee to conduct its operations in the Ordinary Course of Business and not cause or permit McBee to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit McBee to engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.08 above.

     5.04 Preservation of Business. The Seller will cause McBee to use commercially reasonably efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     5.05 Full Access. The Seller will permit, and the Seller will cause McBee to permit, representatives of the Buyer and its lenders to have full access to all premises, properties (including subsurface testing), personnel, books, records (including Tax records), contracts, and other documents and data, of or pertaining to McBee. McBee will provide the Buyer with such copies of such documents as the Buyer shall reasonably request. Until such time as a Closing occurs hereunder, the Buyer will treat and hold as such any Confidential Information it receives from any of the Seller and McBee in the course of the reviews contemplated by this
Section 5.05, will not use any of the Confidential Information except in connection with this Agreement, and if this Agreement is terminated for any reason whatsoever, will return to the Seller or McBee, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     5.06 Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Article IV above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Article III above. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     5.07 Exclusivity. The Seller will not (and the Seller will not cause or permit McBee or any Seller Shareholder to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, McBee (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote in favor of any such acquisition structured as a merger, consolidation, or share exchange. The

Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

5.08 Employee Benefit Plans. The arrangements of the Seller and the Buyer in respect of McBee's Employee Benefit Plans are described in Exhibit J hereto. As contemplated therein, the Seller will take the following actions before the Closing Date in respect of the Employee Benefit Plans described below:

          (a) Employee Welfare Benefit Plans. All plans, provisions, assets (including insurance policies) and Liabilities of Employee Welfare Benefit Plans covering active employees of McBee, and former employees of McBee to the extent McBee has any continuing obligations to such employees under COBRA, will be transferred to McBee, as set forth in Exhibit J.

          (b) Employee Pension Benefit Plans. The ROMO Corp. Savings Plus Plan will be adopted by McBee as the sole sponsoring employer, and account balances relating to participants who are not or were not, prior to termination of their employment, employees of McBee, will be transferred out of the Plan. The ROMO Corp. Employees' Retirement Plan will be retained by the Seller. Any obligations to pay deferred compensation to current employees of McBee will be transferred by the Seller to McBee as described in Exhibit J, together with assets sufficient to fund such obligations, the determination of such sufficiency to be based upon the assumptions set forth in Exhibit J.

          (c) Other Employee Benefit Plans. The Seller will retain all Liabilities relating to plans providing postretirement medical benefits and postemployment benefits to prior employees of McBee and its Affiliates.


                              ARTICLE VI

                     POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

     6.01 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to McBee.

     6.02 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or
(ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving McBee, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

     6.03 Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licenser, customer, supplier, or other business associate of McBee from maintaining the same business relationships with McBee after the Closing as it maintained with McBee prior to the Closing.

     6.04 Confidentiality. For a period of three years from and after the Closing Date, the Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.04. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     6.05 Covenant Not to Compete. For a period of three years from and after the Closing Date, the Seller will not engage directly or indirectly in any business that McBee conducts as of the Closing Date in any geographic area in which McBee conducts that business as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 6.05 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.06 Use of Intellectual Property. The Seller acknowledges and agrees that as a result of the consummation of the transaction contemplated hereby, the Buyer is acquiring the exclusive right to use the Intellectual Property owned or used by McBee immediately prior to the Closing Date, including the names "McBee" and "McBee Systems", for which the Seller will receive full and adequate consideration, and that neither the Seller nor any Affiliate of the Seller will use such Intellectual Property or such names or any similar names subsequent to the Closing. Immediately following the Closing the Seller will cause McBee Color Express to change its name to "USA Color Express."

     6.07 Buyer Stock. Each certificate for Buyer Stock will be imprinted with a legend substantially in the following form:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED TO ANY PERSON OTHER THAN A SELLER STOCKHOLDER UPON LIQUIDATION OF THE SELLER UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL, ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

No share of Buyer Stock may be pledged, hypothecated, sold, or otherwise transferred without (i) an effective registration statement for such share under the Securities Act and applicable state securities laws or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Buyer and its counsel, that registration is not required under the Securities Act or under any applicable state securities laws.

6.08     Registration of the Buyer Common Stock.

(a) Registration Procedures and Expenses. The Buyer shall use all reasonable efforts to effect the registration of the shares of Buyer Common Stock issued to the Seller hereunder under and in compliance with the Securities Act for sale as expeditiously as reasonably possible following the Closing by performing the following:

     (i) Following the Closing, the Buyer shall prepare and file with the Commission a registration statement on Form S-3 with respect to the shares of Buyer Stock issued to the Seller hereunder and use commercially reasonable efforts to cause such registration statement to become effective within forty-five (45) days following the Closing and to remain effective for a period of two years from the Closing Date (or such shorter period as the Seller Stockholders and the Buyer may agree) and shall take such action as is necessary under applicable state securities laws to permit the sale of such shares of the Buyer Stock thereunder. The Seller's and each Seller Stockholder's plan of distribution with respect to such shares of the Buyer Stock shall be as follows: (a) sale of shares from time to time by the Seller, any Seller Stockholder or by pledgees, donors, transferees or other successors in interest; (b) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account, (d) regular brokerage transactions executed on the New York Stock Exchange, (e) negotiated transactions effected at such prices as may be obtainable and as may be satisfactory to a Seller Stockholder, or (f) other means. If the Securities Act requires that such registration statement or the prospectus forming a part thereof be amended or supplemented in order to properly reflect the Seller Stockholder's plan of distribution, the Seller Stockholder will promptly notify the Buyer of such matters and cooperate with the Buyer in effecting such amendment or supplement. If any Seller Stockholder transfers any shares of the Buyer Stock to a broker or dealer, he shall advise such transferee of the fact that the shares are sold or to be sold pursuant to such registration statement and of the provisions of this Section 6.08. The registration statement shall permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act until the expiration of the period set forth above.

     (ii) The Buyer shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to update and keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement. Notwithstanding anything else to the contrary contained herein, the Buyer shall not be required to disclose any confidential information concerning pending acquisitions or other material information not otherwise required to be disclosed.

     (iii) The Buyer shall furnish to each Seller Stockholder such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus and each amendment or supplement thereto), and such other publicly-available documents such Seller Stockholder may reasonably request in order to facilitate the disposition of the shares of Buyer Stock covered by the registration statement. Subject to the Buyer's performance of its obligations under clause (iv) below, each Seller Stockholder shall comply with all prospectus delivery requirements under the Securities Act.

     (iv) The Buyer shall notify each Seller Stockholder, at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Seller or the Seller Stockholder, but subject to the provisions of Clause
(ii) above, the Buyer will promptly prepare, complete, and file as necessary (and, when completed, give notice to each Seller Stockholder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares of Buyer Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

     (v) The Buyer shall cause all of the shares of Buyer Stock issued to the Seller hereunder to be listed on each securities exchange on which securities of the same class issued by the Buyer are then listed.

     (vi) The Buyer shall provide a transfer agent and registrar for all of the shares of Buyer Stock issued to the Seller hereunder not later than the effective date of the registration statement.

     (vii) In the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Buyer Stock included in the registration statement for sale in any jurisdiction, the Buyer shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

All expenses incurred by Buyer in complying with this subsection (a), including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel for the Buyer, are herein called "Registration Expenses". All Seller commissions applicable to the sales of the Buyer Stock and all fees and disbursements of counsel for any Seller Stockholder are herein called "Seller Expenses".

(b) Allocation of Expenses. The Buyer will pay all Registration Expenses in connection with registration pursuant to this Section 6.08. All Seller Expenses in connection with such registration shall be borne by the Seller Stockholder.

(c) Indemnification. In connection with the registration of shares of the Buyer Stock under the Securities Act pursuant to this Section 6.08, the Buyer will indemnify and hold harmless the seller of such shares of Buyer Stock, each underwriter of such shares of Buyer Stock and each other person, if any, who controls such seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements), joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which such shares of Buyer Stock were registered under the Securities Act pursuant to this Section 6.08, or any post-effective amendment thereof, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented, if the Buyer shall have filed with the Commission any amendment thereof or supplement thereto), or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and will reimburse such seller, underwriter and each such controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, provided, however, that the Buyer will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement, in reliance upon and in conformity with written information furnished to the Buyer through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof. In connection with the registration of shares of the Buyer Stock under the Securities Act pursuant to this Section 6.08, each seller of such shares of Buyer Stock, severally and not jointly, will indemnify and hold harmless the Buyer, each person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act, each officer of the Buyer who signs the registration statement, each director of the

Buyer, each underwriter and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements), joint or several, to which the Buyer or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, and will reimburse the Buyer or such officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by the Buyer or such officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact referred to in clause (i) or (ii) of this subsection
(c), and provided, however, that this paragraph shall apply if and only if such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with information furnished in writing to the Buyer by or on behalf of such seller specifically for use in such registration statement or prospectus. It shall be a condition of the Buyer's obligations to effect registration of the shares of Buyer Stock hereunder that the sellers participating in such registration provide the Buyer and the underwriters, if any, with all material facts, including, without limitation, furnishing such certificates, questionnaires and legal opinions as may be required by the Buyer or such underwriters, concerning such participating sellers which are reasonably required to be stated in the registration statement or in the prospectus or are otherwise required in connection with the offering. If any third party shall notify any Party with respect to any matter that may give rise to a claim for indemnification against any other Party under this
Section 6.08(c), the Parties' respective defense, settlement, participation, and other procedural rights with respect to that matter shall be determined by applying, mutatis mutandis, the procedures set forth in the Indemnification Agreement. The indemnification provided for in this
Section 6.08 shall remain in full force and effect following the Closing regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of the indemnified party, and shall survive the transfer of the Buyer Stock covered by the applicable registration statement.

6.09 Hart-Scott-Rodino Filing Fees. The Seller agrees to reimburse the Buyer, upon demand, for one-half of any filing fees paid by the Buyer in connection with any filings required under the Hart-Scott-Rodino Act, without regard to whether or not a Closing occurs hereunder.

6.10 Severance. For a period of twelve (12) months following the Closing, the Buyer shall cause McBee to pay severance to those employees of McBee identified on Exhibit E attached hereto whose employment is terminated by McBee after the Closing Date, on the terms and in the amounts described in such Exhibit E.

                                 ARTICLE VII

                    CONDITIONS TO OBLIGATION TO CLOSE

     7.01 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Section 3.01 and Article IV above (taken collectively and individually) shall be true and correct in all material respects (and each of the representations and warranties contained in Sections 3.01(g), 4.10 and 4.28 shall be true in all respects) at and as of the Closing Date, as though made again at and as of such date, without giving any effect to any amendment of the Disclosure Schedule delivered to the buyer after the date of this Agreement;

     (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) McBee shall have procured all of the third party consents specified in Section 5.02 above, McBee shall have used commercially reasonable efforts to cause Litton Business Systems, Inc. to assign to McBee the Intellectual Property identified with an asterisk in Section 4.13(d) of the Disclosure Schedule, McBee shall have been released from any Liability with respect to the loan arrangements with the Colorado National Bank (and all Security Interests in connection therewith shall be discharged) and the guaranties of any obligations of the Seller or any Affiliate of the Seller, and all employees of McBee shall have been released from any obligations to the Seller of any Affiliate of the Seller (other than McBee) in respect of noncompetition covenants;

     (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own Purchased Shares and to control McBee, or
(iv) have a Material Adverse Effect on the right of McBee to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (e) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7.01(a) through (d) is satisfied in all respects;

     (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties and McBee shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.01(b), 3.02(b), 3.02(c) and 4.03 above;

     (g) an estoppel certificate or landlord's acknowledgment from the lessor under the respective leases for the properties leased by McBee in Damascus, Virginia and Parsippany, New Jersey, confirming the matters set forth in Section 4.12(b);

(h) the Seller's Secretary shall have executed and delivered to the Buyer a certificate in form and substance as set forth in Exhibit F attached hereto regarding the Seller's charter, by-laws, authorizing resolutions, and incumbency of officers;

     (i) the Seller shall deliver to the Buyer a good standing certificate in respect of itself and McBee issued by the Secretary of State of Colorado, and a certificate of good standing issued by the Secretary of State of each state in which McBee is qualified to do business as a foreign corporation;

     (j) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits G-1 and G-2 attached hereto, and the same shall be in full force and effect;

     (k) the Buyer shall have received from counsel to the Seller and the Seller Stockholders an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date;

     (l) the Buyer shall have received the resignations, effective as of the Closing Date, of each director and officer of McBee other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

     (m) the Buyer shall have obtained, on terms and conditions satisfactory to it in its sole discretion, all of the financing it needs in order to consummate the transactions contemplated hereby and to fund the working capital requirements of McBee after the Closing Date;

     (n) concurrent with the consummation of the transactions contemplated hereby, an Affiliate of the Buyer shall acquire substantially all the assets of McBee Canada;

     (o) the Buyer's Board of Directors shall have received a fairness opinion from Tucker Anthony regarding the transactions contemplated herein and in the Asset Agreement, in form and substance satisfactory to such Board of Directors in its sole discretion;

     (p) the Buyer shall have satisfied itself, in its sole discretion, that both the remedial actions planned to be taken by McBee to become Year 2000 Compliant, and the person and dollar budget described in connection therewith, as set forth in Section 4.13(f) of the Disclosure Schedule, are adequate; and

     (q) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

     7.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Section 3.02 above shall be true and correct in all material respects at and as of the Closing Date, as though made again at and as of such date;

     (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7.02(a) through (c) is satisfied in all respects;

     (e) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties and

McBee shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.01(b), 3.02(b), 3.02(c) and 4.03 above;

     (f) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits G-1 and G-2 attached hereto, and the same shall be in full force and effect;

     (g) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Seller, and dated as of the Closing Date;

     (h) concurrent with the consummation of the transactions contemplated hereby, an Affiliate of the Buyer shall acquire substantially all the assets of McBee Canada; and

     (i) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7.02 if it executes a writing so stating at or prior to the Closing, and any such waiver shall be binding upon the Stockholder's Representative.

                              ARTICLE VIII

               REMEDIES FOR BREACHES OF THIS AGREEMENT

     8.01 Survival of Representations and Warranties. All of the representations and warranties of the Seller contained in Sections 4.01 through 4.10 and 4.12 through 4.28 of this Agreement, and of the Buyer contained in Sections 3.02(f) and 3.02(i) of this Agreement, shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years thereafter.
All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect, subject to any applicable statutes of limitations.

     8.02 Indemnification Provisions for Benefit of the Buyer Prior to the Closing. In the event that the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 11.07 below, then the Seller agrees to protect, defend, hold harmless and indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), including all Adverse Consequences arising out of the enforcement of this Section 8.02; provided, however, that the Seller shall not have any obligation to compensate the Buyer in respect of any Adverse Consequences resulting from any breaches or alleged breaches of the representations and warranties contained in Section 3.01 and Article IV of this Agreement (other than breaches or alleged breaches of the representations and warranties contained in Section 4.11 above with respect to the federal and state income taxes of McBee, for which the Buyer will be fully compensated), until the Buyer has suffered aggregate Adverse Consequences, by reason of all such breaches under this Agreement and all applicable breaches under the Asset Purchase Agreement, in excess of $1,200,000, at which point the Seller will be obligated to indemnify the Buyer from and against all Adverse Consequences in excess of that amount.

     8.03 Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8.01 above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 11.07 below within such survival period, then the Buyer agrees to protect, defend, hold harmless and indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), including all Adverse Consequences arising out of the enforcement of this Section 8.04; provided, however, that the Buyer shall not have any obligations to compensate the Seller in respect of any Adverse Consequences resulting from any breaches or alleged breaches of the representations and warranties contained in
Section 3.02 of this Agreement until the Seller has suffered aggregate Adverse Consequences, by reason of all such breaches under this Agreement and all applicable breaches under the Asset Purchase Agreement, in excess of $1,200,000, at which point the Buyer will be obligated to indemnify the Seller from and against all Adverse Consequences in excess of that amount. In addition, the Buyer shall indemnify the Seller for any failure by McBee to comply with WARN or any analogous state law as a result of any actions taken by the Buyer or McBee following the Closing.

     8.04     Matters Involving Third Parties.

     (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (it being understood by the Parties that the Indemnified Parties may take such actions as are reasonable in connection with its defense until it receives such notice from the Indemnifying Party), (ii) the Third Party Claim involves only monetary damages and does not seek an injunction or other equitable relief, and (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; provided, however, that if the Indemnified Party is covered, in whole or in part, by an insurance policy with respect to any Third Party Claim, then the Indemnifying Party's defense against such Third Party Claim shall be limited or precluded as required by the terms of the applicable insurance policy.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.04(b) above, and subject to the provisions of any applicable insurance policies of the Indemnified Party, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
(ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     (d) In the event any of the conditions in Section 8.04(b) above is or becomes unsatisfied, or if otherwise required under the terms of any applicable insurance policy of the Indemnified Party, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the

Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

8.05 Indemnification for the Benefit of the Buyer After Closing. In addition to the rights of the Buyer set forth herein, if the Seller (i) refuses to assume a third-party claim within the time periods set forth in this Article VIII, (ii) fails to provide reasonable evidence (such as a payment or performance bond), within 30 calendar days after receiving a written claim, that it is financially or otherwise able to pay in full the amount set forth in such claim, (iii) fails to pay amounts due under this
Article VIII as agreed by the Parties or as determined by a court of competent jurisdiction or (iv) has ceased to exist as a corporate entity, the Buyer has rights of indemnification for breaches after the Closing by the Seller of any of its representations, warranties or covenants herein as set forth in the Seller Stockholders Agreement.

     8.06 Determination of Adverse Consequences. All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Price, and the Parties agree that they will not take any positions or other actions (including reporting adjustments on their applicable Tax Returns) inconsistent with this treatment. No Purchase Price adjustment pursuant to Section 2.05, however, will be subject to the provisions of
Article VIII to the extent of the amount of such adjustment.

     8.07 Exclusive Remedy. Except as set forth in this Section 8.07, in the Seller Stockholders Agreement or in the Lease Agreement, the indemnification provided in this Article VIII shall be the sole and exclusive remedy for any inaccuracy or breach of any representation, warranty or covenant made by any Party in this Agreement. Nothing herein shall limit any Party's remedy for fraud or intentional breach of covenant. The foregoing indemnification provisions are in addition to, and not in derogation of, any equitable remedy any Party may have for breach of any covenant, and any rights any Party may have under the Seller Stockholders Agreement or the Lease Agreement. The Seller hereby agrees that it will not make any claim for indemnification against McBee by reason of the fact that it or any of its employees or agents was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                                 ARTICLE IX

                                 TAX MATTERS

     The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date:

     9.01 Section 338(h)(10) Election. The Seller will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) with respect to the purchase and sale of the Purchased Shares hereunder. Seller will pay any Tax, including any liability of McBee for Tax resulting from the application to it of Treasury Regulation Section 1.338(h)(10)-1(e)(5), attributable to the making of such election and will indemnify the Buyer and McBee against any Adverse Consequences arising out of any failure to pay such Tax. Seller will also pay any state, local, or foreign Tax (and indemnify the Buyer and McBee against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Purchased Shares hereunder.

     9.02 Income Tax Periods Ending on or Before the Closing Date. The Seller shall prepare or cause to be prepared and file all Tax Returns for McBee in respect of Taxes based upon income for all periods ending on or prior to the Closing Date. The Seller shall pay all Taxes based upon income in respect of the periods covered by such Tax Returns, whether or not shown as due on such Tax Returns, and McBee shall have no liability in respect of such Taxes.

     9.03 Non-Income Tax Periods Ending on or Before the Closing Date. The Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns (other than returns for Taxes based upon income) for McBee for all periods ending on or prior to the Closing Date. The Seller shall immediately reimburse McBee for any Taxes payable by McBee in respect of such periods in excess of any related reserves for Taxes set forth in the Closing Balance Sheet. The Buyer shall immediately reimburse the Seller for the amount of any Taxes paid by Seller in respect of such periods prior to the Closing for which the Buyer receives a corresponding refund or credit for overpayment, to the extent such amount exceeds any related Tax assets set forth in the Closing Balance Sheet.

     9.04 Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of McBee for Tax periods which begin before the Closing Date and end after the Closing Date. The Seller shall pay to the Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not accrued on the Closing Balance Sheet or were not paid previously by Seller. The Buyer shall reimburse the Seller for the amount of any excess Taxes paid by Seller in respect of the period prior to the Closing Date upon receipt of a corresponding refund or credit for overpayment, to the extent such amount exceeds any related Tax assets set forth in the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date (in such latter case, any net operating loss carryovers, tax credit carryovers, and similar tax attribute carryovers from a Tax period ending before the Closing Date to a Tax period which begins before the Closing Date and ends after the Closing Date shall be applied first to the period through the Closing Date).

     9.05     Cooperation on Tax Matters.

     (a) The Buyer, McBee and the Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. McBee and the Seller agree
(i) to retain all books and records with respect to Tax matters pertinent to McBee relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, McBee or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

     (b) The Buyer and the Seller further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (c) The Buyer and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     9.06 Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving McBee shall be terminated as of the Closing Date and, after the Closing Date, McBee shall not be bound thereby or have any liability thereunder.

     9.07 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     9.08 Allocation of Purchase Price. The Buyer and the Seller shall negotiate in good faith an allocation of the Purchase Price in accordance with Treas. Reg. Section 1.338(b)-2T and 3T with reference to an appraisal obtained by the Buyer from a nationally recognized appraisal firm, the cost of the appraisal to be paid by the Buyer, which appraisal shall be binding on the Parties.

                               ARTICLE X

                              TERMINATION

     10.01 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

     (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time at least three Business Days prior to the Closing if the Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding McBee;

     (c) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure until the earlier of the Closing or 30 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before June 26, 1998, by reason of the failure or inability to satisfy any condition precedent under
Section 7.01; and

     (d) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified the Buyer of the breach, and the breach has continued without cure until the earlier of the Closing or 30 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before June 26, 1998, by reason of the failure of any condition precedent under Section 7.02.

     10.02 Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.01 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach), except that the Buyer shall be entitled to its $250,000 deposit made in connection with the Letter of Interest only if the Agreement is terminated pursuant to Section 10.01(c)(i) hereof.

                                 ARTICLE XI

                                MISCELLANEOUS

     11.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing agreement concerning its publicly-traded securities (in which case the disclosing Party will use commercially reasonable efforts to advise the other Parties prior to making the disclosure).

     11.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11.03 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. The Letter of Interest is expressly terminated hereby.

     11.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     11.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.07 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:    ROMO Corp.
                          7333 West Jefferson, Suite 210
                          Lakewood, Colorado 80235
                          Attn: H. Rex Martin, President

     with a copy to:      Lentz, Evans & King
                          Lincoln Center Building, Suite 2000
                          1660 Lincoln Street
                          Denver, Colorado 80264
                          Attn: Francis P. King, Esq.

     If to the Buyer:     New England Business Service, Inc.
                          500 Main Street
                          Groton, Massachusetts 01471
                          Attn: John F. Fairbanks, Vice President

     with a copy to:      Hill & Barlow
                          One International Place
                          Boston, Massachusetts 02110
                          Attn:  Terrence W. Mahoney, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     11.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of

 Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

     11.09 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and the Stockholders' Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.11 Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that McBee has not borne nor will bear any of the Seller's or the Stockholders' Representative's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     11.15 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Suffolk County, Massachusetts, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.07 above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                                * * * * *
              [END OF PAGE - SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as an instrument under seal on the date first above written.

                                  NEW ENGLAND BUSINESS SERVICE, INC.


                                  By:/s/ John F. Fairbanks
                                     ---------------------------
                               Title:Vice-President - Finance


                                  ROMO CORP.


                                  By:/s/ H. Rex Martin
                                     ---------------------------
                                     H. Rex Martin, President

                            TABLE OF CONTENTS
                                                                  Page No.
                                                                  --------
ARTICLE I - DEFINITIONS                                               1

ARTICLE II - PURCHASE AND SALE OF PURCHASED SHARES                    7

2.01 Basic Transaction                                                7
2.02 Initial Purchase Price                                           7
2.03 The Closing                                                      7
2.04 Deliveries at the Closing                                        7
2.05 Adjustments to Initial Purchase Price                            7
2.06 Intercompany Obligations                                         9

ARTICLE III - REPRESENTATIONS AND WARRANTIES CONCERNING THE
TRANSACTION                                                           9

3.01 Representations and Warranties of the Seller                     9
3.02 Representations and Warranties of the Buyer                     11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES CONCERNING McBEE         13

4.01 Organization, Qualification, and Corporate Power                13
4.02 Capitalization                                                  13
4.03 Noncontravention                                                13
4.04 Brokers' Fees                                                   14
4.05 Title to Assets                                                 14
4.06 Subsidiaries                                                    14
4.07 Financial Statements                                            14
4.08 Events Subsequent to Most Recent Fiscal Year End                15
4.09 Undisclosed Liabilities                                         17
4.10 Legal Compliance                                                17
4.11 Tax Matters                                                     17
4.12 Real Property                                                   19
4.13 Intellectual Property                                           21
4.14 Tangible Assets                                                 23
4.15 Inventory                                                       24
4.16 Contracts                                                       24
4.17 Notes and Accounts Receivable                                   25
4.18 Powers of Attorney and Banking Matters                          25
4.19 Insurance                                                       25
4.20 Litigation                                                      26
4.21 Product Warranty                                                26

4.22 Product Liability                                               27
4.23 Employees                                                       27
4.24 Employee Benefits                                               27
4.25 Guaranties                                                      29
4.26 Environment, Health, and Safety                                 29
4.27 Certain Business Relationships with McBee                       30
4.28 Disclosure                                                      30

ARTICLE V - PRE-CLOSING COVENANTS                                    30

5.01 General                                                         30
5.02 Notices and Consents                                            30
5.03 Operation of Business                                           31
5.04 Preservation of Business                                        31
5.05 Full Access                                                     31
5.06 Notice of Developments                                          31
5.07 Exclusivity                                                     31
5.08 Employee Benefit Plans                                          32

ARTICLE VI - POST-CLOSING COVENANTS                                  32

6.01 General                                                         32
6.02 Litigation Support                                              33
6.03 Transition                                                      33
6.04 Confidentiality                                                 33
6.05 Covenant Not to Compete                                         33
6.06 Use of Names "McBee," McBee Systems"                            34
6.07 Buyer Stock                                                     34
6.08 Registration of the Buyer Common Stock                          34
6.09 Hart-Scott-Rodino Filing Fees                                   38
6.10 Severance                                                       38

ARTICLE VII - CONDITIONS TO OBLIGATION TO CLOSE                      39

7.01 Conditions to Obligation of the Buyer                           39
7.02 Conditions to Obligation of the Seller                          41

ARTICLE VIII - REMEDIES FOR BREACHES OF THIS AGREEMENT               42

8.01 Survival of Representations and Warranties                      42
8.02 Indemnification Provisions for Benefit of the Buyer Prior
to the Closing                                                       42
8.03 Indemnification Provisions for Benefit of the Seller            43
8.04 Matters Involving Third Parties                                 43

8.05 Indemnification for the Benefit of the Buyer After Closing      45
8.06 Determination of Adverse Consequences                           45
8.07 Exclusive Remedy                                                45

ARTICLE IX - TAX MATTERS                                             45

9.01 Section 338(h)(10) Election                                     46
9.02 Tax Periods Ending on or Before the Closing Date                46
9.03 Tax Periods Beginning Before and Ending After the Closing Date  46
9.04 Cooperation on Tax Matters                                      47
9.05 Tax Sharing Agreements                                          47
9.06 Certain Taxes                                                   48
9.07 Allocation of Purchase Price                                    48

ARTICLE X - TERMINATION                                              48

10.01 Termination of Agreement                                       48
10.02 Effect of Termination                                          49

ARTICLE XI - MISCELLANEOUS                                           49

11.01 Press Releases and Public Announcements                        49
11.02 No Third Party Beneficiaries                                   49
11.03 Entire Agreement                                               49
11.04 Succession and Assignment                                      49
11.05 Counterparts                                                   49
11.06 Headings                                                       50
11.07 Notices                                                        50
11.08 Governing Law                                                  50
11.09 Amendments and Waivers                                         51
11.10 Severability                                                   51
11.11 Expenses                                                       51
11.12 Construction                                                   51
11.13 Incorporation of Exhibits, Annexes, and Schedules              51
11.14 Specific Performance                                           51
11.15 Submission to Jurisdiction                                     52

EXHIBITS

Exhibit A     Interim Balance Sheet (Section 2.05)
Exhibit B     Seller Stockholders (Section 3.01)
Exhibit C     Buyer Financial Statements (Section 3.02)
Exhibit D     McBee Financial Statements (Section 4.07)
Exhibit E     Severance Arrangements (Section 6.10)
Exhibit F     Seller's Secretary's Certificate (Section 7.01)
Exhibit G-1   Seller Stockholders Agreement(Article I)
Exhibit G-2   Lease Agreement for Athens, Ohio (Section 7.01)
Exhibit H     Opinion of Seller and Seller Stockholders' Counsel
             (Section 7.01)
Exhibit I     Opinion of Buyer's Counsel (Section 7.02)
Exhibit J     Employee Benefit Plans